Exhibit 10.3

Writer’s Information

cpaine@goulstonstorrs.com

202.721.1148 Tel

202.263.0548 Fax

January 25, 2010

BY ELECTRONIC MAIL

Norman J. Guz, Jr.

Murphy, McCoubrey & Auth

272 Exchange Street

Chicopee, MA  01014

Re:       Purchase and Sale Agreement between Charlton Housing Associates Limited Partnership (“Seller”) and CBA Housing Limited Partnership, assignee of HAP, Inc. (“Buyer”) dated August 30, 2006, as amended (the “Purchase Agreement”)

Dear Norm:

This firm represents Seller and this letter constitutes the escrow instructions of Seller in connection with the closing of the above-referenced transaction.

            A.        Deposit of Funds:  Buyer will send to Murphy, McCoubrey & Auth (the “Title Company”) by wire transfer the amount due from Buyer at closing as shown on the Settlement Statement (hereinafter defined).  The proceeds wired to the Title Company by Buyer are referred to hereinafter as the “Closing Funds.”  The Title Company shall hold the Closing Funds in accordance with the terms and conditions set forth herein and shall not release the same except strictly in accordance with the terms and conditions of this letter.

B.                 Delivery of Documents:  The Title Company shall have received or will receive the following original documents executed by Seller (collectively, the “Seller Closing Documents”):

1.         One (1) original of the Quitclaim Deed;

2.         One (1) original of the Trustee Certificate of C.M.J. Builders (the “Trustee’s Certificate”);

3.         One (1) original of the Massachusetts Owner’s Affidavit;

4.         One (1) copy of the Letter Agreement regarding delivery of the Closing Funds to Seller (the “Letter Agreement”); and

5.         Four (4) originals of the Multi-Family Housing Transfer and Assumption Review and Recommendation (the “USDA Document”).

The Title Company shall hold the Seller Closing Documents in accordance with the terms and conditions set forth herein and shall not release the same except strictly in accordance with the terms and conditions of this letter.

C.        Conditions to Close of Escrow:  The Seller Closing Documents shall not be released from escrow until each of the following conditions is satisfied:

1.         The Title Company has received the Seller Closing Documents;

2.         The Title Company has received (by fax, email or otherwise) the Settlement Statement executed by Buyer and Seller (as so executed, the “Settlement Statement”);

3.         The Title Company has received written or telephonic instructions from this firm authorizing the Title Company to complete the closing.

D.        Dating of Documents; Collating and Exhibits:  You are hereby authorized to collate any of the closing documents that have been provided to you in counterpart so as to make completely executed originals of such closing documents.  Please examine all of the documents delivered to you to be sure that they are fully executed and acknowledged where appropriate, that all blanks have been filled in and that all required exhibits have been properly attached and labeled.

E.         Recordation of the Seller Closing Documents and Delivery of Escrows to the Title Company:  If the conditions specified in Paragraph C above are satisfied on or before January 25, 2010, at 5:00 P.M. (Boston, Massachusetts local time) you shall release the Quitclaim Deed and the Trustee’s Certificate for recording in the Office of the Worcester County Registry of Deeds.  Upon recordation of the Quitclaim Deed and the Trustee’s Certificate, Seller shall deliver to the Title Company the Security Deposits, Real Estate Tax Escrow and the Replacement Reserve (collectively, the “Seller Accounts”) in the amounts set forth on Exhibit C to the Settlement Statement.  The Title Company agrees (i) to release from the Real Estate Tax Escrow the amount of funds necessary to pay any real estate taxes that are currently due and payable on the Property, and (ii) to hold all remaining funds in the Seller Accounts in escrow until the Closing Funds have been disbursed to Seller pursuant to Paragraph F below.

F.         Payment to Seller and Close of Escrow:  Upon the Title Company’s receipt of the Closing Funds, which shall not occur later than February 4, 2010, pursuant to the terms of the Letter Agreement, the Title Company shall:

1.         Disburse the Closing Funds to Seller in the amount shown on the Settlement Statement;

2.         Return all Closing Funds, if any, remaining after payment of amounts set forth in the Settlement Statement, to Buyer by wire transfer in accordance with wiring instructions provided by Buyer; and

3.         Upon the Title Company’s receipt of written or telephonic instructions from this firm authorizing the release of the Seller Accounts to Buyer, release such funds to Buyer.

G.        Delivery of Documents:  You shall deliver recorded copies of the Seller Closing Documents and a fully executed copy of the USDA Document to the undersigned within five (5) business days following the closing.

I.          Cancellation of Instructions:  Notwithstanding anything to the contrary herein, if the conditions specified in Paragraphs C and F hereof are not satisfied on or before 5:00 P.M. (Boston, Massachusetts local time) on February 4, 2010, (i) you shall immediately contact the undersigned at 202-721-1148, and (ii) unless you receive written or telephonic instructions from this firm not to cancel this escrow, the instructions set forth above shall be deemed canceled.

Please acknowledge your receipt of this letter and your agreement to comply strictly with the foregoing instructions by returning a copy of this letter (via facsimile) duly executed by an authorized signatory of the Title Company.

Sincerely,

/s/Cynthia L. Paine

Cynthia L. Paine

Attorney for and on behalf of Seller

cc:        Marty Jones, (via electronic mail)

            Peter Serafino (via electronic mail)

            Linda Morley, Esq. (via electronic mail)

            S. Maki Uchiyama, Esq. (via electronic mail)

ACKNOWLEDGED AND AGREED:

MURPHY, MCCOUBREY & AUTH

By:  /s/Norman J. Guz, Esq.
            Norman J. Guz, Esq.